Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Record Annual Financial Results and Backlog, and Issues 2018 Guidance

•	Record Backlog of $7.1 Billion, with Record Segment Level Backlog in Oil & Gas, Communications and Power Generation & Industrial

•	Record Annual 2017 Revenue Increased 29% to $6.6 Billion

•	Record Annual 2017 GAAP Net Income and Diluted Earnings per Share

•	Record 2017 Annual Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA

•	2018 Guidance Represents Record Revenue of $6.75 Billion with Increased Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA

Coral Gables, FL (February 27, 2018) — MasTec, Inc. (NYSE: MTZ) today announced strong 2017 fourth quarter and full year financial results, and issued its initial 2018 guidance expectation.

•	Fourth quarter 2017 revenue was $1.60 billion, a 19% increase compared with $1.34 billion for the same period last year. GAAP net income was $160.7 million, or $1.95 per diluted share, compared to $55.9 million, or $0.66 per diluted share, in the fourth quarter of 2016. Fourth quarter 2017 GAAP net income included an after-tax benefit of $120.1 million or $1.46 per diluted share related to the impact of re-measurement of the Company’s U.S. deferred income tax balances because of the Tax Cuts and Jobs Act (“2017 Tax Act”) enacted in December 2017.

•	Fourth quarter 2017 adjusted net income, a non-GAAP measure, was $38.8 million, compared to $60.0 million in the same period of the prior year. Fourth quarter 2017 adjusted diluted earnings per share, a non-GAAP measure, was $0.47, compared to $0.70 in the fourth quarter of 2016, and exceeded the Company’s previously announced 2017 fourth quarter adjusted diluted earnings per share guidance expectation by $0.11.

•	Fourth quarter 2017 adjusted EBITDA, also a non-GAAP measure, was $128.9 million, compared to $154.1 million in the same period in 2016.

•	Record 18-month backlog as of December 31, 2017 was $7.1 billion, a 31% increase compared to $5.4 billion for the prior year end and a 41% sequential increase when compared to backlog as of third quarter of 2017.

•	18-month backlog as of December 31, 2017 included record levels of Oil & Gas, Communications and Power Generation & Industrial segment backlog, as well as a significant sequential increase in Electrical Transmission segment backlog.

The Company also reported:

•	For the year ended December 31, 2017, revenue was $6.6 billion, a 29% increase compared with $5.1 billion for the prior year. GAAP net income, inclusive of the after-tax benefit related to the 2017 Tax Act, was $348.9 million, or $4.22 per diluted share, compared to $134.0 million, or $1.61 per diluted share, in 2016.

•	Full year 2017 adjusted net income, a non-GAAP measure, was $241.9 million, a 53% increase compared to $157.7 million for 2016. Full year 2017 adjusted diluted earnings per share, a non-GAAP measure, was $2.92, a 54% increase compared to $1.90 in 2016, and exceeded the Company’s previously announced 2017 full year adjusted diluted earnings per share guidance expectation by $0.12.

•	Full year 2017 adjusted EBITDA, also a non-GAAP measure, was $645.6 million, a 35% increase compared to $476.9 million in 2016.

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We are pleased that 2017 marks the second consecutive year of record financial performance for MasTec and proud that our 2018 guidance expectation is at yet another record level.”

Mr. Mas continued, “We enter 2018 with record levels of 18-month backlog, which only partially represents the strength of the significant demand for our services, as many items in our backlog represent multi-year programs that will initiate over the course of the 2018 period. This gives us visibility for continued growth in 2019 and beyond. I want to thank the men and women of MasTec for their dedicated efforts during 2017 and look forward to even greater performance in the future.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “Our capital structure and ample liquidity gives us full financial flexibility to support the significant multi-year growth opportunities that exist across the multiple markets we serve. During 2017, we invested over $200 million dollars in acquisitions and other strategic initiatives. We also deployed working capital associated with over $1.5 billion in annual revenue growth, including a higher than normal level of fourth quarter working capital as we work towards the completion of several major projects. Thus, we expect 2018 to be a record year of cash flow from operations for MasTec.”

Based on the information available today, the Company is providing both first quarter and full year 2018 guidance. The Company currently expects full year 2018 revenue will approximate $6.75 billion, a record level. 2018 full year GAAP net income and diluted earnings per share are expected to approximate $277 million and $3.34, respectively, compared to 2017 GAAP net income and diluted earnings per share (inclusive of the impact of the 2017 Tax Act) of $348 million and $4.22, respectively. Full year 2018 non-GAAP measures including adjusted EBITDA and adjusted diluted earnings per share represent record levels, with adjusted EBITDA expected to approximate $685 million or 10.2% of revenue, and adjusted earnings per share expected to be $3.45, an 18% increase over 2017. Full year 2018 guidance expectation assumes an estimated 2018 income tax rate of approximately 29.5% because of the 2017 Tax Act.

For the first quarter of 2018, The Company expects revenue of approximately $1.23 billion. First quarter 2018 GAAP net income is expected to approximate $14 million, with GAAP diluted earnings per share expected to be $0.17. First quarter 2018 Adjusted EBITDA, a non-GAAP measure, is expected to approximate $90 million or 7.3% of revenue, with adjusted diluted earnings per share, a non-GAAP measure, expected to be $0.20.

Management will hold a conference call to discuss these results on Wednesday, February 28, 2018 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (719) 325-4768 and the replay phone number is (719) 457-0820 with a pass code of 9270429. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2017 and 2016:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Revenue	$1,602,862	$1,341,892	$6,606,978	$5,134,703
Costs of revenue, excluding depreciation and amortization	1,421,665	1,120,554	5,745,307	4,442,125
Depreciation and amortization	49,665	42,666	188,049	164,915
General and administrative expenses	73,102	66,402	275,103	261,433
Interest expense, net	16,044	12,839	61,011	50,734
Equity in (earnings) losses of unconsolidated affiliates	(6,223)	21	(21,328)	(3,528)
Other (income) expense, net	(8,887)	6,008	(12,990)	(6,795)

Income before income taxes	$57,496	$93,402	$371,826	$225,819
Benefit from (provision for) income taxes	103,228	(37,453)	(22,942)	(91,784)

Net income	$160,724	$55,948	$348,884	$134,035

Net (loss) income attributable to non-controlling interests	(99)	2,357	1,671	2,772

Net income attributable to MasTec, Inc.	$160,823	$53,591	$347,213	$131,263

Earnings per share:
Basic earnings per share	$1.98	$0.67	$4.29	$1.63

Basic weighted average common shares outstanding	81,033	80,515	80,903	80,372

Diluted earnings per share	$1.95	$0.66	$4.22	$1.61

Diluted weighted average common shares outstanding	82,456	81,740	82,325	81,394

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets	$1,852,366	$1,402,486
Property and equipment, net	706,506	549,084
Goodwill and other intangible assets, net	1,328,880	1,175,585
Other long-term assets	178,824	55,977

Total assets	$4,066,576	$3,183,132

Liabilities and Equity
Current liabilities	$963,827	$839,990
Long-term debt	1,280,706	961,379
Long-term deferred tax liabilities, net	204,518	178,355
Other long-term liabilities	184,172	99,774
Total equity	1,433,353	1,103,634

Total liabilities and equity	$4,066,576	$3,183,132

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2017	2016
Net cash provided by operating activities	$156,263	$205,593
Net cash used in investing activities	(272,748)	(141,021)
Net cash provided by (used in) financing activities	118,155	(29,486)
Effect of currency translation on cash	(111)	(1,303)

Net increase in cash and cash equivalents	1,559	33,783

Cash and cash equivalents - beginning of period	$38,767	$4,984

Cash and cash equivalents - end of period	$40,326	$38,767

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2017	2016	2017	2016
Revenue by Reportable Segment
Communications	$662.2	$595.6	$2,424.4	$2,323.6
Oil and Gas	740.0	570.1	3,497.2	2,024.4
Electrical Transmission	101.0	100.2	378.2	383.8
Power Generation and Industrial	95.7	81.1	299.9	405.7
Other	6.6	1.0	20.8	15.9
Eliminations	(2.6)	(6.0)	(13.5)	(18.7)
Corporate	—	—	—	—

Consolidated revenue	$1,602.9	$1,341.9	$6,607.0	$5,134.7

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA by Reportable Segment
EBITDA	$123.2	$148.9	$620.9	$441.5
Non-cash stock-based compensation expense	5.1	3.8	15.7	15.1
Project results from non-controlled joint venture	0.5	—	7.9	5.1
Restructuring charges	—	1.4	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	0.1	—	0.7	—

Adjusted EBITDA	$128.9	$154.1	$645.6	$476.9

Reportable Segment:
Communications	$74.3	$53.8	$247.9	$245.2
Oil and Gas	46.2	109.5	402.2	303.6
Electrical Transmission	6.4	0.6	18.2	(34.0)
Power Generation and Industrial	7.8	4.4	22.6	18.3
Other	8.7	0.0	27.6	2.6
Corporate	(14.5)	(14.2)	(72.9)	(58.8)

Adjusted EBITDA	$128.9	$154.1	$645.6	$476.9

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	7.7%	11.1%	9.4%	8.6%
Non-cash stock-based compensation expense	0.3%	0.3%	0.2%	0.3%
Project results from non-controlled joint venture	0.0%	—%	0.1%	0.1%
Restructuring charges	—%	0.1%	0.0%	0.3%
Charges (recoveries) from multi-employer pension plan withdrawals	0.0%	—%	0.0%	—%

Adjusted EBITDA margin	8.0%	11.5%	9.8%	9.3%

Reportable Segment:
Communications	11.2%	9.0%	10.2%	10.6%
Oil and Gas	6.2%	19.2%	11.5%	15.0%
Electrical Transmission	6.3%	0.6%	4.8%	(8.9)%
Power Generation and Industrial	8.1%	5.4%	7.5%	4.5%
Other	131.6%	0.1%	132.8%	16.1%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	8.0%	11.5%	9.8%	9.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$160.7	$55.9	$348.9	$134.0
Interest expense, net	16.0	12.8	61.0	50.7
(Benefit from) provision for income taxes	(103.2)	37.5	22.9	91.8
Depreciation and amortization	49.7	42.7	188.0	164.9

EBITDA	$123.2	$148.9	$620.9	$441.5

Non-cash stock-based compensation expense	5.1	3.8	15.7	15.1
Project results from non-controlled joint venture	0.5	—	7.9	5.1
Restructuring charges	—	1.4	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	0.1	—	0.7	—

Adjusted EBITDA	$128.9	$154.1	$645.6	$476.9

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	10.0%	4.2%	5.3%	2.6%
Interest expense, net	1.0%	1.0%	0.9%	1.0%
(Benefit from) provision for income taxes	(6.4)%	2.8%	0.3%	1.8%
Depreciation and amortization	3.1%	3.2%	2.8%	3.2%

EBITDA margin	7.7%	11.1%	9.4%	8.6%

Non-cash stock-based compensation expense	0.3%	0.3%	0.2%	0.3%
Project results from non-controlled joint venture	0.0%	—%	0.1%	0.1%
Restructuring charges	—%	0.1%	0.0%	0.3%
Charges (recoveries) from multi-employer pension plan withdrawals	0.0%	—%	0.0%	—%

Adjusted EBITDA margin	8.0%	11.5%	9.8%	9.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2017	For the Year Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$160.7	$348.9
Non-cash stock-based compensation expense	5.1	15.7
Project results from non-controlled joint venture	0.5	7.9
Restructuring charges	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	0.1	0.7
Income tax effect of adjustments (a)	(7.4)	(11.6)
Effect of changes in statutory tax rates	(120.1)	(120.1)

Adjusted net income	$38.8	$241.9

	For the Three Months Ended December 31, 2017	For the Year Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.95	$4.22
Non-cash stock-based compensation expense	0.06	0.19
Project results from non-controlled joint venture	0.01	0.10
Restructuring charges	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	0.00	0.01
Income tax effect of adjustments (a)	(0.09)	(0.14)
Effect of changes in statutory tax rates	(1.46)	(1.46)

Adjusted diluted earnings per share	$0.47	$2.92

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$55.9	$134.0
Non-cash stock-based compensation expense	3.8	15.1
Project results from non-controlled joint venture	—	5.1
Restructuring charges	1.4	15.2
Income tax effect of adjustments (a)	(1.2)	(11.7)

Adjusted net income	$60.0	$157.7

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.66	$1.61
Non-cash stock-based compensation expense	0.05	0.19
Project results from non-controlled joint venture	—	0.06
Restructuring charges	0.02	0.19
Income tax effect of adjustments (a)	(0.01)	(0.14)

Adjusted diluted earnings per share	$0.70	$1.90

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2018 Est.	For the Three Months Ended March 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$14	$40.6
Interest expense, net	17	12.6
Provision for income taxes	6	27.4
Depreciation and amortization	50	42.9

EBITDA	$87	$123.5

Non-cash stock-based compensation expense	3	3.8
Project results from non-controlled joint venture	—	7.0
Restructuring charges	—	0.6

Adjusted EBITDA	$90	$134.8

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	1.2%	3.5%
Interest expense, net	1.4%	1.1%
Provision for income taxes	0.5%	2.4%
Depreciation and amortization	4.0%	3.7%

EBITDA margin	7.1%	10.7%

Non-cash stock-based compensation expense	0.3%	0.3%
Project results from non-controlled joint venture	—%	0.6%
Restructuring charges	—%	0.0%

Adjusted EBITDA margin	7.3%	11.6%

	Guidance for the Three Months Ended March 31, 2018 Est.	For the Three Months Ended March 31, 2017
Adjusted Net Income Reconciliation
Net income	$14	$40.6
Non-cash stock-based compensation expense	3	3.8
Project results from non-controlled joint venture	—	7.0
Restructuring charges	—	0.6
Income tax effect of adjustments (a)	(1)	(3.5)

Adjusted net income	$17	$48.4

	Guidance for the Three Months Ended March 31, 2018 Est.	For the Three Months Ended March 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$0.17	$0.50
Non-cash stock-based compensation expense	0.04	0.05
Project results from non-controlled joint venture	—	0.08
Restructuring charges	—	0.01
Income tax effect of adjustments (a)	(0.01)	(0.04)

Adjusted diluted earnings per share	$0.20	$0.59

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$277	$348.9	$134.0
Interest expense, net	68	61.0	50.7
Provision for income taxes	116	22.9	91.8
Depreciation and amortization	210	188.0	164.9

EBITDA	$672	$620.9	$441.5

Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	—	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—

Adjusted EBITDA	$685	$645.6	$476.9

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.1%	5.3%	2.6%
Interest expense, net	1.0%	0.9%	1.0%
Provision for income taxes	1.7%	0.3%	1.8%
Depreciation and amortization	3.1%	2.8%	3.2%

EBITDA margin	9.9%	9.4%	8.6%

Non-cash stock-based compensation expense	0.2%	0.2%	0.3%
Project results from non-controlled joint venture	—%	0.1%	0.1%
Restructuring charges	—%	0.0%	0.3%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%

Adjusted EBITDA margin	10.2%	9.8%	9.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$277	$348.9	$134.0
Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	—	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—
Income tax effect of adjustments (a)	(4)	(11.6)	(11.7)
Effect of changes in statutory tax rates	—	(120.1)	—

Adjusted net income	$287	$241.9	$157.7

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$3.34	$4.22	$1.61
Non-cash stock-based compensation expense	0.16	0.19	0.19
Project results from non-controlled joint venture	—	0.10	0.06
Restructuring charges	—	0.01	0.19
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.01	—
Income tax effect of adjustments (a)	(0.05)	(0.14)	(0.14)
Effect of changes in statutory tax rates	—	(1.46)	—

Adjusted diluted earnings per share	$3.45	$2.92	$1.90

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; heavy civil, and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investees; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; risks associated with potential environmental issues and other hazards from our operations; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; any exposure resulting from system or information technology interruptions or data security breaches; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.